UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
March 5, 2024
Date of Report (Date of earliest event reported)
THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)
(888) 762-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $5.00	PNC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Item 2.02 Results of Operations and Financial Condition.

On March 5, 2024, Gagan Singh, Executive Vice President and Chief Investment Officer of The PNC Financial Services Group, Inc. (the “Corporation”), discussed business performance and strategy at the RBC Capital Markets Global Financial Institutions Conference in New York City. This presentation was accompanied by a series of electronic slides that included information pertaining to financial results and business strategies. A copy of these slides and related material is included in this report as Exhibit 99.1 and is furnished herewith.

Item 8.01. Other Events.

As previously disclosed by the Corporation, the Federal Deposit Insurance Corporation (the “FDIC”) invoked the systemic risk exception to certain resolution-related and Deposit Insurance Fund (the “DIF”) restrictions following the closures of Silicon Valley Bank and Signature Bank in March 2023 to fully protect all depositors of the affected institutions, including uninsured deposits. In November 2023, the FDIC finalized a rule to implement the special assessment, estimating that the assessed losses to the DIF would total approximately $16.3 billion. Also as previously disclosed, under the rule, the FDIC will collect from the Corporation, along with other bank holding companies and insured depository institutions, special assessments at an annual rate of approximately 13.4 basis points of an institution’s uninsured deposits reported as of December 31, 2022 (adjusted to exclude the first $5 billion), over eight quarterly assessment periods, beginning after the first quarter of 2024. As a result, the Corporation estimated noninterest expense related to the special assessment to total approximately $515 million on a pre-tax basis and incurred this expense during the fourth quarter of 2023.

Because the losses to the DIF from the systemic risk exception are estimated, the FDIC will periodically adjust the estimate, which could result in extending the special assessment for additional quarters, imposing a final special assessment on a one-time basis if actual losses exceed the amounts collected, or cease collection early if the FDIC has collected enough to recover actual losses. In late February 2024, subsequent to the filing of PNC’s annual Form 10-K, the FDIC estimated that the assessed losses will now total approximately $20.4 billion. The Corporation estimates that the additional noninterest expense related to the revised special assessment will be approximately $130 million on a pre-tax basis, which the Corporation expects to incur during the first quarter of 2024, and that the total noninterest expense will be approximately $645 million on a pre-tax basis.

Cautionary Statement Regarding Forward-Looking Information

This Report contains forward-looking statements regarding the Corporation’s anticipated FDIC special assessment related to the closures of Silicon Valley Bank and Signature Bank, and the associated impacts to expense. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. The forward-looking statements in this Report speak only as of the date of this Report, and we assume no duty, and do not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward-looking statements. As a result, we caution against placing undue reliance on any forward-looking statements. Forward-looking statements in this Report are subject to risks and uncertainties that include further adjustments to the amount of the FDIC special assessment. These forward-looking statements are also subject to the principal risks and uncertainties applicable to our businesses generally that are disclosed in our 2023 Form 10-K and in our subsequent filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Number	Description	Method of Filing

99.1	Electronic presentation slides and related materials for the RBC Capital Markets Global Financial Institutions Conference on March 5, 2024	Furnished herewith
104	The cover page of this Current Report on Form 8-K, formatted as an inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)
Date:	March 5, 2024	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller